[LETTERHEAD OF McGLADREY & PULLEN]

Exhibit No 16.1

March14,2008

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Rochester Medical Corporation’s statements included under Item 4.01 of its Form 8-K filed on March 14, 2008, and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP